EX-99.B9-wrappcy

UNITED FUND GROUP OF FUNDS                              INSTITUTIONAL
WADDELL & REED FUNDS                                    PURCHASE
                                                        APPLICATION

INSTRUCTIONS    You can open an account by calling 1-800-366-2520 or by mailing an application and check to Waddell & Reed, Inc., 6300 Lamar, Shawnee Mission,
Kansas 66202                       Date:
Fill in where applicable        6300 Lamar, Shawnee Mission, Kansas  66202.

Account Name ___________________________________________________________________
Tax I.D. No. _________________________________
Registration
Name _______________________________________________________________or
______________________________________________________________________
Number and Street _____________________________________________________
Soc. Sec. No. _________________________________
FULL ADDRESS
Please fill in  completely, including telephone number.
City______________State _________Zip Code _________
Telephone _________________________________________________  Citizen of:  []
U.S.  [] Other (specify) ___________________________
[] Please establish an account(s) as follows:
INITIAL                 Dividends and capital
INVESTMENT(S):          gains to be paid in:*
Account No. Assigned _________________Amount Shares    Cash

FUND(S) TO BE PURCHASED
___________________________________________________________________
                                   $________ []        []
___________________________________________________________________
                                   $________ []        []
___________________________________________________________________
                                   $________ []        []
___________________________________________________________________
                                   $________ []        []


Total amount     $________________               *If no election is checked,
all payments will be made in shares.

I (We) hereby authorize Waddell & Reed Services Co. to act upon instructions received by telephone to have amounts withdrawn from my organization's account(s) in the Portfolio(s) and wired or mailed to the bank account designed below.

I (We) hereby ratify any such instructions and agree that none of the Fund(s), Waddell & Reed, Inc. nor Waddell & Reed Services will be liable for any loss, liability, cost or expense for acting upon such instructions in accordance with the procedures set forth in the Prospectus.
EXPEDITED
REDEMPTION      Note: The indicated bank should be a member of the Federal
Reserve System.
SERVICE
Please fill in completely.
Name of Bank
_____________________________________________________________________
Bank A.B.A. No. _________________________

Number and Street
____________________________________________________________________________

City ___________________________________________________ State
_________________________________ Zip Code ___________________
Account Name __________________________________________________________ Account
No. ________________________________________

TELEPHONE       This account will be established with a telephone exchange
EXCHANGE privilege which will authorize Waddell & Reed Services Co. to act upon PRIVILEGE instructions by telephone to exchange Fund shares held in my (our) account for shares of other Funds eligible under the Exchange Privilege to be held in an identically registered account(s) (see Prospectus for details), unless you check the box on the left to indicate your rejection of this service.

Check box at the right
if this service is NOT requested.   I (We) hereby ratify any instructions given
pursuant to this authorization and agree that none of the funds, Waddell & Reed, Inc. nor Waddell & Reed Services Company will be liable for any loss, liability, cost or expense for acting upon instructions believed to be genuine.[]

Under penalties of perjury, I (we) certify that the number shown on this application is the correct Tax Identification Number of my organization (or my correct Social Security Number if the account is for my personal use) and that the organization is not (I am not) subject to backup withholding either because if it has not (I have not) been notified that it is (I am) subject to backup withholding as a result of a failure to report all interest, dividends or capital gains, or the Internal Revenue Service has notified it (me) that it is no (I am no) longer subject to backup withholding. The undersigned certify that I (we) have full authority and legal capacity to purchase shares of the Fund and affirm that I (we) have received a current Prospectus and agree to be bound by its terms.
AUTHORIZED
SIGNATURE(S)
Complete Corporate resolution on
reverse side.
1.___________________    2.   ___________________________
Authorized Signature          Authorized Signature

  _____________________       ____________________________
Title                         Title

3. _________________     4.   ___________________________
 Authorized Signature         Authorized Signature

____________________          ____________________________
Title                         Title

Corporate Resolution
IT WILL BE NECESSARY FOR YOU TO PROVIDE A CERTIFIED COPY OF A CORPORATE RESOLUTION OR OTHER CERTIFICATE OF AUTHORITY TO AUTHORIZE WITHDRAWALS. THE SAMPLES BELOW MAY BE USED FOR THIS PURPOSE OR YOU MAY USE YOUR OWN. IT IS UNDERSTOOD THAT THE FUND(S) WADDELL & REED, INC. AFFILIATES AND ITS CUSTODIAN BANK, MAY RELY UPON THESE AUTHORIZATIONS UNTIL REVOKED OR AMENDED BY WRITTEN NOTICE DELIVERED TO THE FUND(S) BY REGISTERED MAIL.

CERTIFIED COPY OF RESOLUTION (Corporation or Association)

The undersigned hereby certifies and affirms that he is duly elected (title) __________________________________________ of (corporate name)
_________________________ a corporation organized under the laws of (the State
of) __________________________ and that the following is a true and correct copy of a resolution adopted by the corporation's Board of Directors at a meeting duly called and held on (date) ________________________________.
RESOLVED, that any (enter number required to act) _________ of the corporation's following identified officers (enter titles only)
____________________________________
____________________________________________________________________ are
authorized to execute investment applications with the United Fund Group/W&R Funds and any Fund investment accounts in the name of the corporation; to invest such funds of the corporation in shares issued by one or more United Fund/W&R Funds ("Fund Shares"), as they deem appropriate; and to issue instructions (including the execution of money fund drafts, if applicable) pertaining to the redemption, exchange or transfer of Fund Shares.
FURTHER RESOLVED, that each shall be held harmless and fully protected in relying from time to time upon any certifications by the secretary or any assistant secretary of the corporation as to the name of the individuals occupying the above identified offices, and in acting in reliance upon the foregoing resolutions, until actual receipt by them of a certified copy of a resolution of the Board of Directors of the corporation modifying or revoking any or all such resolutions.
The undersigned further certifies that the following individuals occupy the offices designated. (Attach additional list if necessary.)
___________________________________________________________________
x______________________________________________________________________
Name/Title (please print or type)                            (Signature)
___________________________________________________________________
x______________________________________________________________________
Name/Title (please print or type)                            (Signature)
___________________________________________________________________
x______________________________________________________________________
Name/Title (please print or type)                            (Signature)
___________________________________________________________________
x______________________________________________________________________
Name/Title (please print or type)                            (Signature)
___________________________________________________________________
___________________________________________________
Corporate Name                               CORPORATE SEAL  (Date)
Certified from Minutes: _______________________________________________
               Name and Title

CONFIDENTIAL DATA (Must be completed on New Accounts/New Products)

1. Annual Income: $_______________________________     2.  Taxable Income:
$________

3. Total Investment Assets: ________________________________________________
4. Other Assets: _______________________________________

5. Net Worth (Assets minus Liabilities):
________________________________________________________________________________
________________

6. Investment Objectives (mark all that apply)6. [] Retirement Needs  h Reserves
6. [] Other needs/goals (specify in Special Remarks)

7. Special Remarks/Considerations:
________________________________________________________________________________
________________________________

INITIAL INVESTMENT INSTRUCTIONS

HOW TO INVEST
By Federal Funds Wire                             By Mail

Obtain account number from the Fund.  Complete Purchase Application
Telephone toll free: 1-800-366-2520  Make check payable to Waddell & Reed, Inc.
Instruct bank to transmit investment by Federal funds wire to:             u
Mail application and check to:
United Missouri Bank                              Waddell & Reed Services Co.,
Kansas City, Missouri                        6300 Lamar
ABA Number:  101000695                            Shawnee Mission, KS  66202
W&R Underwriter Account
#0007978
FBO _____________________________________
Fund Acct # _______________________________
FUND CODES
737 - United Accumulative - Class Y               763 - United Municipal High
                                                  Income - Class Y
785 - United Asset Strategy - Class Y             748 - United New Concepts -
                                                  Class Y
738 - United Bond - Class Y                       783 - United Retirement Shares
-                                                 Class Y
745 - United Continental Income - Class Y         736 - United Science and
                                                  Technology - Class Y
744 - United Gold & Government - Class Y          747 - United Vanguard -Class Y
754 - United Government Securities - Class Y      716 - W&R Asset Strategy -
                                                  Class Y
746 - United High Income - Class Y                715 - W&R International Growth
-                                                 Class Y
749 - United High Income II - Class Y             712 - W&R Growth - Class Y
735 - United Income - Class Y                     713 - W&R Limited-Term Bond -
                                                  Class Y
739 - United International Growth - Class Y       714 - W&R Municipal Bond -
                                                  Class Y
761 - United Municipal Bond - Class Y             711 - W&R Total Return Class Y